UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2014

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Illinois

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(State or Other Jurisdiction of Incorporation)

0-31248	36-2554642
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(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Northbrook, Illinois	60062
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(Address of Principal Executive Offices)	(Zip Code)

Registrant’s   telephone   number,   including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On June 26, 2014, the Registrant, with Illinois Department of Insurance approval, made a return of capital payment of $700 million in cash to its parent company, Allstate Insurance Company (“AIC”).  The Registrant’s Shareholder’s equity as of March 31, 2014, totaled $ 6.52 billion, and its statutory surplus totaled $2.94 billion, before current period net income, and the statutory-basis of accounting gain on the sale of Lincoln Benefit Life Company of approximately $365 million.

The 2014 limit on the payment of ordinary dividends by AIC remains $2.47 billion. Capital management actions for the Registrant during 2013 included a $500 million return of capital to AIC and the $200 million repayment of surplus notes to AIC.

The information in this Form 8-K is furnished and not filed pursuant to instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Angela K. Fontana
Name:	Angela K. Fontana
Title:	Vice President, General Counsel and Secretary

Date:   July 9, 2014